   As filed with the Securities and Exchange Commission on September 8, 1998
                           Commission File Number
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM SB-2
                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            Makepeace Capital Corp.

     Texas	                6148                 84-1472120
(State or other       (Primary Standard Industrial    (I.R.S. Employer
jurisdictions	     Classification Code Number)  Identification number)
of incorporation
or organization
                      1660 South Albion Street, #723
                         Denver, Colorado 80222
                         Telephone:  303-753-6512
       (Address and telephone number of registrant's principal executive offices and principal place of business.)

                             John K. Anderson
                   5200 Meadowcreek Drive, Number 2105
                           Dallas, Texas 75248
         (Name, address and telephone number of agent for service.)

                           with copies to:
                           Jody M. Walker
                           Attorney At Law
                        7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
Common Stock
 $.001 par value      500,000       $5.00         $2,500,000        $781.25
A Warrants            500,000        $.10(3)        $ 50,000         $15.63
Common Stock(1)       500,000       $5.00         $2,500,000        $781.25
Common Stock(2)       136,204       $5.00           $682,140        $213.17
A Warrants            953,428        $.10(3)         $95,343         $29.79
Common Stock(4)       953,428       $5.00         $4,767,140      $1,489.73
Common Stock(5)       175,000       $5.00           $875,000         273.44
Common Stock(6)        75,000       $5.00           $375,000         117.19

                    3,793,060                    $11,844,623      $3,701.45

(1)Represents Common Stock underlying the A Warrants comprised in the B Units being sold in this offering.
(2)Represents Common Stock to be registered for distribution to shareholders of Lorain Capital Corp. and American Prepaid Legal Services as of June 30, 1998.
(3)Arbitrary value solely for purposes of computing the registration fee
(4)Represents Common Stock underlying the A Warrants being distributed to shareholders of Lorain Capital Corp. and American Prepaid Legal Services as of June 30, 1998.
(5)Represents Common Stock to be registered on behalf of selling shareholders.
(6)Represents Common Stock underlying A Warrants to be registered on behalf of selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED August 31, 1998
                          SUBJECT TO COMPLETION

                Up to a Maximum of 500,000 B Units (Comprised
                 of an aggregate of 500,000 Common Shares
                        and 500,000 A Warrants)
                         500,000 Common Shares
                        underlying the A Warrants
              136,204 Common Shares, 953,428 A Warrants,
                 and 953,428 Common Shares underlying the A
                 Warrants to be distributed to Shareholders of Lorain Capital Corp. and American Prepaid Legal Services, Inc.
               175,000 Common Shares being registered on
                    behalf of selling shareholders

                          Makepeace Capital Corp.

The Company is offering up to a maximum of 500,000 B Units at the purchase price of $5.00 per B Unit. Each B Unit is comprised of One Common Share and
One A Warrant.   Each A Warrant is exercisable into one Common Share of the
Company at the purchase price of $5.00. The A Warrants shall be exercisable for a period of four years upon registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per A Warrant upon thirty days notice. There is no minimum investment and no minimum offering amount.

As more fully set forth herein, Lorain Capital Corp., a Nevada corporation ("Lorain") proposes to distribute (the "Distribution") as soon as practicable after the effective date of this registration statement as a dividend to its shareholders of record at the close of business on
June 30, 1998 (the "Record Date"), one Common Share of American/National Trucking, Inc. a Texas corporation (the "Company") and seven A Warrants for each one share of Lorain common stock, par value $.001 per share (the "Lorain
Common  Stock"), held by each Lorain shareholder on the Record Date.   Lorain
will distribute 85,348 Common Shares and 597,436 A Warrants of the Company owned by Lorain, which represents 2.39% of the Company's outstanding common
shares on the Record Date.   The Distribution will be made by Lorain without
the payment of any consideration by its shareholders.   See "The
Distribution."   The expenses of the Distribution (along with the
distribution below) are estimated to be $9,573 and are to be paid by the Company.

As more fully set forth herein, American Prepaid Legal Services, a Colorado corporation ("Prepaid") proposes to distribute (the "Distribution") as soon as practicable after the effective date of this registration statement as a dividend to its shareholders of record at the close of business on
June 30, 1998 (the "Record Date"), one Common share and seven A Warrants for each 19.6 shares of Prepaid common stock, par value $.001 per share (the "Prepaid Common Stock"), held by each Prepaid shareholder on the Record
Date.   Prepaid will distribute 50,856 Common Shares and 355,992 A Warrants of the Company owned by Lorain, which represents 1.42% of the Company's
outstanding common shares on the Record Date.   The Distribution will be made
by Prepaid without the payment of any consideration by its shareholders.
See "The Distribution."   The expenses of the Distribution (along with the
distribution to Lorain) are estimated to be $9,573 and are to be paid by the Company.

Prior to the date hereof, there has been no trading market for the Common
Stock of the company.   There can be no assurance, however, that the Common
Stock will be quoted, that an active trading and/or a liquid market will develop or, if developed, that it will be maintained.

THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES.
SEE RISK FACTORS, PAGE 9.   THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment.   A
registration statement relating to these securities has been filed with the
Securities and Exchange Commission.   These securities may not be sold nor
may offers to buy be accepted prior to the time the registration statement
becomes effective.   This prospectus shall not constitute an offer to sell or
the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Company is engaged in the generation of prime and sub-prime home improvement contract mortgages, construction of home improvement contracts and the generation of commercial contracts for which the Company derives consulting fees from material suppliers and contractors as well as profits from the construction and sale of the property.

                                	Price to		            Proceeds to
                                 	Public	     Commissions	     Company

 Per B Unit                           $5.00            $ .50           $ 4.50
Maximum Offering(1)(2)           $2,500,000         $250,000       $2,250,000

                         (Footnotes on following page)

               The date of the Prospectus is August 31, 1998

1The Common Shares are being offered on a "best efforts" basis by the Company (employees, officers and directors) and possibly selected broker-dealers. No sales commission will be paid for Common Shares sold by the Company. Selected broker- dealers shall receive a sales commission of up to 10% for any Common Shares sold by them. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. See "TERMS OF THE OFFERING - Plan of Distribution and Offering Period."

This Offering will terminate on or before June 30, 1999. In the Company's sole discretion, the offering of Common Shares may be extended for up to three Thirty day periods, but in no event later than September 30, 1999. There is no minimum offering amount and no escrow account. Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING - Plan of Distribution."

2The amount as shown in the preceding table does not reflect the deductions of (1) general expenses payable by the Company; and (2) fees payable in connection with legal and accounting expenses incurred in this Offering. These expenses are estimated to be $43,701.45 if the total offering amount is obtained.

                   REPORTS TO SECURITY HOLDERS

The Company shall become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange
Commission.   The Company has not yet filed any reports with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center,
New York, New York 10048.   Copies of such material can be obtained from the
Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

The Company will furnish to shareholders: (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

                DOCUMENTS INCORPORATED BY REFERENCE

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

The Company will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to W. Ross C. Corace, 1660 South Albion Street, #723 Denver, Colorado 80222.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL _____ , 1999 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

            	TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  8
RISK FACTORS                                        9
SELLING SECURITY HOLDERS                           12
THE DISTRIBUTIONS                                  12
SOURCE AND USE OF PROCEEDS	                        14
DILUTION                                           14
THE COMPANY                                        14
BUSINESS ACTIVITIES                                15
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION	                        16
     Trends and Uncertainties
     Capital and Source of Liquidity
      Results of Operations
MANAGEMENT	                                 18
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                               18
PRINCIPAL SHAREHOLDERS                             19
SHARES ELIGIBLE FOR FUTURE SALE                    21
MARKET FOR REGISTRANT'S COMMON EQUITY              22
TERMS OF THE OFFERING                              22
DESCRIPTION OF SECURITIES                          23
LEGAL MATTERS	                                 24
LEGAL PROCEEDINGS	                                 24
EXPERTS	                                          24
INTERESTS OF NAMED EXPERTS AND COUNSEL             24

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this Prospectus.

The Company.   The Company was incorporated in the state of Texas on March
18, 1994 under the name of American/National Trucking, Inc. On August 28, 1998, RC Capital, Inc., a Colorado corporation was merged into the Company. Pursuant to the Articles of Merger, the name of the Company was changed to
Makepeace Capital Corp. (the "Company").   Prior to this acquisition, the
Company had no significant business activity.   The Company is currently
engaged in the generation of prime and sub-prime home improvement contract mortgages, construction of home improvement contracts and the generation of commercial contracts for which the Company derives consulting fees from material suppliers and contractors as well as profits from the construction and sale of the property.

The Company is authorized to issue a total of 100,000,000 shares of its capital stock (Common Shares), par value per share of $.001, 10,000,000 Series A Preferred Shares, 9,990,000 Series B Preferred Shares and 10,000 Series C Preferred Shares.

The Company's principal offices are located at 1660 South Albion Street,
#723, Denver, Colorado 80222.   Its telephone number at such address is (303)
753-6512.

The Offering.                                The Company hereby offers
                                             up to 500,000 B Units
                                             at $5.00 per B Unit.


Common Shares outstanding
prior to Public Offering                     3,575,000

Common Shares to be outstanding
after Offering<F1>                           4,075,000

Percent of Common Shares owned by
current shareholders after Maximum
Offering                                     87.73%

Gross Proceeds After Maximum Offering        $2,500,000

Securities Being Distributed                 136,204 of the Company's
                                             Common Shares and 953,204 A
                                             Warrants.

Purpose of Distribution                      To enhance the Company's
                                             ability to raise additional
                                             capital, if necessary,
                                             in the future.

Distributing Corporations                    Lorain Capital Corp., a
                                             Nevada corporation.

                                             American Prepaid Legal Services,
                                             Inc., a Colorado corporation


Distribution Ratio                           One Common Share and seven A
                                             Warrants for approximately
                                             every one share of Lorain
                                             Common Stock owned of record on
                                             June 30, 1998, (the "Record
                                             Date").

                                             One Common Share and seven A
                                             Warrants for approximately
                                             every 19.6 shares of Prepaid
                                             Common Stock owned of
                                             record on June 30, 1998,
                                             (the "Record Date").

Use of Proceeds.                             The Company intends to utilize
                                             the sale of its B Units for
                                             working capital.  See Source and
                                             Use of Proceeds."

                                             The securities to which this
                                             Prospectus relates are being
                                             distributed to holders of Lorain
                                             Common Stock as a dividend
                                             and neither the Company nor
                                             Lorain will receive any cash or
                                             other proceeds in connection
                                             with the Distribution.




                                             The securities to which this
                                             Prospectus relates are being
                                             distributed to holders of
                                             Prepaid Common Stock as a
                                             dividend and neither the
                                             Company nor Prepaid will
                                             receive any cash or other
                                             proceeds in connection with the
                                             Distribution.

MARKET FOR COMMON STOCK
AND WARRANTS.                                Prior to the date hereof, there
                                             has been no trading market for
                                             the Common Stock or Warrants of
                                             the Company.  The Company has
                                             agreed to use its best efforts
                                             to apply for the quotation of
                                             its Common Stock on the NASD
                                             Electronic Bulletin Board.

                                             There can be no assurance that
                                             the Common Stock will be quoted,
                                             that an active trading and/or a
                                             liquid market will develop or,
                                             if developed, that it will be
                                             maintained.   See "Risk Factors"
                                             and "Market Listing."

RISK FACTORS                                There are material risks, such as
                                             uncertainty of future financial
                                             results, liquidity dependent on
                                             additional capital and debt
                                             financing and risks related to
                                             the Company's operations, in
                                             connection with the purchase of
                                             the securities. See "Risk
                                             Factors."

Absence of Dividends; Dividend Policy        The Company does not currently
                                             intend to pay regular cash
                                             dividends on its Common Stock;
                                             such policy will be reviewed by
                                             the Company's Board of Directors
                                             from time to time in light of,
                                            among other things, the Company's
                                             earnings and financial position.
                                             The Company does not anticipate
                                             paying dividends on its Common
                                             Stock in the foreseeable future.
                                             See "Risk Factors."

Transfer Agent	                          Signature Stock Transfer, Inc. is
                                             the Transfer Agent for the
                                             Company's securities.

----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire Prospectus and carefully consider, among other things, the following Risk
Factors:

No Established Business/No Independent Market Research of Potential Demand
for Current Operations.   The Company is in the development stage. No
independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for the Company's business operations. Even in the event a market demand is independently identified, there is no assurance the Company will be successful. See "BUSINESS ACTIVITIES."

Lack of Operating Results. The Company was formed on March 18, 1994, and until the recent acquisition of RC Capital, Inc., its activities have been limited. The Company is still in the development stage. Higher than normal operating expenses will in all likelihood be incurred during initial operations.

Additional Financing May be Required.   Even if all of the 500,000 B Units
offered hereby are sold, the funds available to the Company may not be adequate for its business activities. Accordingly, the ultimate success of the Company may depend upon its ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or
exploit its business activities.   There can be no assurance that any
additional financing can be obtained (See "USE OF PROCEEDS" AND "BUSINESS ACTIVITIES.").

Future Sales of and Market for the Common Shares.    Upon completion of the
offering there shall be 4,075,000 Common Shares outstanding. This does not include any Common Shares which shall be issued upon conversion of the A
Warrants being registered in this offering.   If the maximum number of B
Units are sold, 3,200,000 of the Common Shares to be outstanding will be considered "restricted securities" as that term is defined in Rule 144 adopted under the United States Securities Act of 1933, as amended and in the future may be sold only in compliance with the resale provisions set forth therein. Rule 144 provides, in essence, that persons holding restricted securities for a period of two years may sell in brokerage transactions an amount equal to one percent of the Company's securities or outstanding Common Shares every three months. Hence, the possibility of sale under Rule 144 may in the future have a depressive effect on the price of the Company's Common Shares in any market which may develop.

Conflicts of Interest.   Some of the directors of the Company are currently
principals of other businesses.   As a result, conflicts of interest may
arise. The directors shall immediately notify the other directors of any possible conflict which may arise due to their involvement with other
businesses.   The interested directors in any conflict shall refrain from
voting on any matter in which a conflict of interest has arisen.    The
Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms which are fair and reasonable to the Company and approved by a majority of the disinterested
directors of the Company's Board of Directors.   For further discussion see
"Management - Conflicts of Interest Policy." There can be no assurance that such other activities will not interfere with the officers' and directors' ability to discharge their obligation herein.

Benefit to Management.    The Company may, in the future, compensate the
Company's management with substantial salaries and other benefits.   The
payment of future larger salaries, commissions and the costs of these benefits may be a burden on the Company and may be a factor in limiting or preventing the Company from achieving profitable operations in the future. However, the Company would not continue to compensate management with such substantial salaries and other benefits under circumstances where to do so would have a material negative effect on the Company's financial condition. See "MANAGEMENT - Remuneration."

No Diversification. The Company is engaged in the generation of prime and sub-prime home improvement contract mortgages, construction of home improvement contracts and the generation of commercial contracts for which the Company derives consulting fees from material suppliers and contractors as well as profits from the construction and sale of the property.

Therefore, the Company's financial viability will depend almost exclusively on its ability to generate revenues from its operations and the Company will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

Dilution.    Common Shares comprised in the B Units offered hereby will incur immediate dilution of $4.45 (89.5%)in the net tangible book value of their
investment.   This does not include any of the Common Shares to be issued
upon exercise of the A Warrants.   The Company may issue additional shares in
private business transactions and may pursue a public offering in the future
to complete its business plan.    As a result, the investors in this Offering
may experience substantial dilution. See "DILUTION" and "CAPITALIZATION."

Investors May Bear Risk of Loss.   The capital required by the Company to
acquire assets needed for its proposed operations is being sought from the
proceeds of this Offering.   Therefore, investors of this Offering may bear
most of the risk of the Company's expansion of operations.   Conversely,
management stands to realize benefits from the payment of salaries, expenses and receipt of stock options regardless of the profitability of the Company.

Financial Condition. Although the officers of the Company anticipate that the Company will have adequate funds to pay all of its operating expenses assuming the expansion and promotion of the Company's operations, there can be no assurance that this will in fact occur or that the Company can be operated in a profitable manner. Profitability depends upon many factors, including the success of this Offering and the success of the Company's operations.

Competition.   There is significant competition in the mortgages industry.
The Company competes with established companies and other entities (many of
which possess substantially greater resources than the Company).   Almost all
of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now
has, or will have in the foreseeable future.   It is also likely that other
competitors will emerge in the near future.   There is no assurance that the
Company will continue to compete successfully with other established mortgage
companies.   The Company shall compete on the basis of price.  Inability to compete successfully might result in increased costs, reduced yields and
additional risks to the investors herein.   See "The Company - Competition."

Arbitrary Offering Price. The initial offering price of $5.00 per B Unit has been arbitrarily determined by the Company based upon such factors as the objectives of the Company, the proceeds to be raised by the Offering and the percentage of ownership to be held by the purchasers thereof. Having established that the total gross proceeds of the maximum offering would be $2,500,000, the actual price of $5.00 per Unit was thereupon determined by the Company and accordingly bears no relationship whatsoever to assets, earnings, book value or any other objective standard of worth. See "DILUTION."

Arbitrarily Determined Warrant Exercise Price. The exercise price of the A Warrants being registered was established arbitrarily by the Company with no direct relationship to the original offering price or the Company's assets, book value, shareholder's equity or any other recognized criterion of value. Accordingly, the A Warrants can be considered to have little or no value at the present time.

Lack of Dividends. There can be no assurance that the operations of the Company will become profitable. At the present time, the Company intends to use any earnings which may be generated to finance the growth of the Company's business. See "DESCRIPTION OF SECURITIES".

Dependence on Key Individuals. The future success of the Company is highly dependent upon the management skills of its key employees and the Company's ability to attract and retain qualified key employees. The inability to obtain and employ these individuals would have a serious effect upon the business of the Company. The Company has not yet entered into definitive
employment agreements with such individuals.   There can be no assurance that
the Company will be successful in retaining its key employees or that it can
attract or retain additional skill personnel required.   See "COMPANY -
Employees" and "MANAGEMENT."

Vulnerability to Fluctuations in the Economy.   Demand for the Company's
products is dependent on, among other things, general economic conditions which are cyclical in nature. Prolonged recessionary periods may be damaging to the Company.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities. The Company intends to list its Common Shares on the NASD Electronic Bulletin Board and then NASDAQ upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, the Company will not meet the requirements for a NASDAQ listing. Until the Company obtains a listing on NASDAQ, if ever, the Company's securities may be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated
copy of the written statement.   A penny stock means any equity security
other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;
(iii) that has a price of five dollars or more or . . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this
Offering to sell their shares in the secondary market.   See "Market for
Registrant's Common Equity and Related Stockholder Matters - Broker-Dealer Sales of Company's Securities."

-------------------------------
        SELLING SECURITY HOLDERS
--------------------------------------

The Company shall register pursuant to this prospectus 175,000 Common Shares currently outstanding and 75,000 Common Shares underlying A Warrants for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the Common Shares being registered on behalf of the selling shareholders.

Name and Amount             Total Number  % Owned     Number of     % Owned
Being Registered               Owned      Prior to   Shares Owned    After
                             Currently    Offering  After Offering  Offering

W. Ross C. Corace,
    100,000                3,228,796      90.32%       3,118,796     87.52%


Geneva A. Corace,
    10,000                3,228,796       90.32%       3,118,796     87.52%


Meadow Run Farm, Inc.,
   50,000                   50,000         1.40%               0         0%
   50,000                   50,000(1)      3.39%(2)            0         0%

Arthur H. Bosworth,
    5,000                    5,000          .14%               0         0%
    5,000                    5,000(1)       .34%(2)            0         0%

David A. Ledden
    2,500                    2,500          .07%               0         0%
    2,500(1)                 2,500(1)       .17%               0         0%

Richard S. Klingenstein
    2,500                    2,500          .07%               0         0%
    2,500                    2,500(1)       .17%(2)            0         0%

Phillip B. Foster
    2,500                    2,500          .07%               0         0%
    2,500                    2,500(1)       .17%(2)            0         0%

Craddock-Columbine Realty
    2,500                    2,500          .07%               0         0%
    2,500                    2,500(1)       .17%(2)            0         0%

(1)Represents Common Shares underlying the A Warrants.
(2)Represents percent of A Warrants currently owned.  There were 1,475,000 A
Warrants issued and outstanding prior to this offering


-----------------------------------------------------------------------------
                                 THE DISTRIBUTIONS
-----------------------------------------------------------------------------

Lorain Capital Corp.   On January 1, 1996, the Company entered into a one
year verbal consulting agreement with Lorain Telecom Corporation to assist
the Company in its acquisition of an operating business.   During the life of
the agreement, Lorain Telecom Corporation provided consulting services regarding locating an acquisition candidate and capital structuring.
Pursuant to the consulting agreement, Lorain Telecom Corporation received
85,328 A Units.  Each A Unit consisted of One Common Share of the Company,
seven A Warrants, seven B Warrants and seven C Warrants.   See "The Company"
and "Certain Transactions."  These A Units were subsequently transferred to a wholly owned subsidiary of Lorain Telecom Corporation, Lorain Capital Corp.,
a Nevada corporation ("Lorain").

After careful study and review, the Board of Directors of Lorain determined that it would be in the best interests of Lorain and its shareholders to distribute all of the Company's Common Shares and A Warrants held by Lorain to its shareholders.  In addition, the Company and Lorain determined that such a distribution would be in the best interests of the Company.  Lorain shareholder's may realize economic benefits from the sale of any Common Share or A Warrant distribution if a market for the Company's Common  Stock develops, although there can be no assurances that any such market  will
result.   Lorain and the Company believe that the distribution to Lorain's shareholders, which will result in an increased shareholder base of the
Company, will be an advantage to the Company at such time as the Company may
require additional capital and/or make application to NASDAQ.   The increased
shareholder base of approximately 1,435 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of the Company's operations.  The estimated cost of the distribution (along with the distribution to Prepaid shareholders) is $9,573 which will be paid by the Company



Accordingly, after obtaining the approval of the independent directors on
Lorain's Board of Directors, the Board of Directors of Lorain declared a dividend pursuant to which, as soon as  practicable after the effective date of this registration statement  85,348 Common Shares and 597,436 A Warrants of the Company, constituting all of the Common Shares and A Warrants owned by
Lorain, will be distributed to the shareholders of record of Lorain as of
June 30, 1998 on the basis of one Common Shares and seven A Warrants for each
common share of Lorain Common Stock held.   The Common Shares and A Warrants
are being distributed by Lorain as a dividend to holders of Lorain Common
Stock and neither the Company nor Lorain will receive any cash or other
proceeds in connection with the Distribution.   No fractional Common Shares
or A Warrants will be issued. Lorain had approximately 1,435 shareholders of record on the Record Date.

In order to comply with certain provisions of Delaware corporate law, on
August 31, 1998 (the "Payment Date') Lorain deposited the Common Shares and A
Warrants to be distributed with Signature Stock Transfer, Inc. (the
"Depositary").  The Depositary will hold such Common Shares and A Warrants
for the benefit of Lorain shareholders on the Record Date.   The terms of the
agreement with the Depositary provides that the Common Shares and A Warrants will be released promptly after the Registration Statement to which this
Prospectus relates is declared effective by the Commission.   However, if the
Registration Statement is not declared effective prior to July 31, 1999, then, unless such date is changed by notice to the Depositary from the
Company, the Depositary shall return all such Common Shares and A Warrants to
Lorain without effecting the distribution.

American Prepaid Legal Services, Inc.   On January 2, 1995, the Company
entered into a one year verbal consulting agreement with American Prepaid
Legal Services, Inc. ("Prepaid") to assist the Company in its acquisition of
an operating business.   During the life of the agreement, Prepaid provided
consulting services regarding locating an acquisition candidate and capital
structuring.   Pursuant to the consulting agreement, Prepaid received 50,856
A Units.  Each A Unit consisted of One Common Share of the Company, seven A
Warrants, seven B Warrants and seven C Warrants.   See "The Company" and
"Certain Transactions."

After careful study and review, the Board of Directors of Prepaid determined that it would be in the best interests of Prepaid and its shareholders to distribute all of the Company's Common Shares and A Warrants held by Prepaid to its shareholders.  In addition, the Company and Prepaid determined that such a distribution would be in the best interests of the Company.  Prepaid shareholder's may realize economic benefits from the sale of any Common Share and A Warrant distribution if a market for the Company's Common  Stock develops, although there can be no assurances that any such market  will
result.   Prepaid and the Company believe that the distribution to Prepaid's shareholders, which will result in an increased shareholder base of the
Company, will be an advantage to the Company at such time as the Company may
require additional capital and/or make application to NASDAQ.   The increased
shareholder base of approximately 572 shareholders represents an increase in potential future purchasers of additional stock in any subsequent offering or in the stock market if these individuals are satisfied with the performance of the Company's operations. The estimated cost of the distribution (along with the distribution to Lorain shareholders) is $9,573 which will be paid by the Company.

Accordingly, after obtaining the approval of the independent directors on
Prepaid's Board of Directors, the Board of Directors of Prepaid declared a dividend pursuant to which, as soon as  practicable after the effective date of this registration statement 50,856 Common Shares and 355,992 A Warrants of the Company, constituting all of the Common Shares and A Warrants owned by
Prepaid, will be distributed to the shareholders of record of Prepaid as of
June 30, 1998 on the basis of one share of Common Stock for each 19.6 shares
of Prepaid Common Stock held.   The Common Shares and A Warrants are being
distributed by Prepaid as a dividend to holders of Prepaid Common Stock and neither the Company nor Prepaid will receive any cash or other proceeds in
connection with the Distribution.   No fractional Common Shares or A Warrants
will be issued. Prepaid had approximately 572 shareholders of record on the
Record Date.

In order to comply with certain provisions of Colorado corporate law, on
August 31, 1998 (the "Payment Date') Prepaid deposited the Common Shares and
A Warrants to be distributed with Signature Stock Transfer, Inc. (the
"Depositary").  The Depositary will hold such Common Shares and A Warrants
for the benefit of Prepaid shareholders on the Record Date.   The terms of
the agreement with the Depositary provides that the Common Shares and A
Warrants will be released promptly after the Registration Statement to which
this Prospectus relates is declared effective by the Commission.   However,
if the Registration Statement is not declared effective prior to July 31,
1999, then, unless such date is changed by notice to the Depositary from the
Company, the Depositary shall return all such Common Shares and A Warrants to
Prepaid without effecting the distribution.



--------------------------------------------------------------
                 SOURCE AND USE OF PROCEEDS
--------------------------------------------------------------

Assuming successful completion of the Offering, the Company shall receive net proceeds of $2,206,299 after payment of commissions ($250,000) and offering expenses of approximately $43,701. The Company shall utilize the net proceeds from the sale of its B Units for working capital. The proceeds are to be utilized over a six month period.

Any proceeds received  from the subsequent exercise of the A Warrants shall be used as working capital and to expand operations.  Due to the uncertainty of the timing and  amount of actual funds which may be received upon exercise of the Warrants, no specific breakdown of uses have been established by the
Company.   The aggregate amount of proceeds if all of the A Warrants are exercised is $7,267,140. If all of the A Warrants are exercised, the proceeds shall be utilized over a four year period.


-------------------------------------------------------
                       DILUTION
-------------------------------------------------------

Dilution.  Assuming completion of the total offering amount, there will be a total of 4,075,000 Common Shares outstanding. This does not include any of the Common Shares which will be issued upon the subsequent exercise of the
A Warrants being registered in this offering.   The following table
illustrates the per Share dilution as of the date of this Prospectus, which may be experienced by investors upon reaching the maximum offering.

Offering price                                            $5.00
Net tangible book value per
  Share before offering                $.0052
 Increase per Share
attributable to investors               .5448
                                       ------
Pro forma net tangible
book value per Common
  Share after offering                                      .55
                                                          -----
Dilution to investors                                      $4.45
Dilution as a percent of
offering price                           89%

Comparative Per Common Share Data.


Maximum Offering Amount
                         Total                   Price
                       Number of              Paid Per    Consider-
                        Shares          %       Share     ation Paid    %
Existing Shareholders   3,575,000     87.53%    $.038       $133,510    5.07%
New Investors
  of Common Shares       500,000      12.47%    $5.00   $2,500,000    94.93%


Includes the 500,000 Common Shares comprised in the B Units but does not include any Common Shares to be issued upon the exercise of the A Warrants.

Further Dilution.  The Company may issue additional restricted
Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares and investors in this offering upon conversion. See "SALES OF STOCK PURSUANT TO RULE 144."


-------------------------------------------------------
                        THE COMPANY
-------------------------------------------------------

The Company. The Company was incorporated in the state of Texas on March 18, 1994 under the name of American/National Trucking, Inc. On August 28, 1998, RC Capital, Inc., a Colorado corporation was merged into the Company. Pursuant to the Articles of Merger, the name of the Company was changed to
Makepeace Capital Corp. (the "Company").   Prior to this acquisition, the
Company had no significant business activity. The Company is currently engaged in the generation of prime and sub-prime home improvement contract mortgages, construction of home improvement contracts and the generation of commercial contracts for which the Company derives consulting fees from material suppliers and contractors as well as profits from the construction and sale of the property.

The Company is authorized to issue a total of 100,000,000 shares of its capital stock (Common Shares), par value per share of $.001, 10,000,000 Series A Preferred Shares, 9,990,000 Series B Preferred Shares and 10,000 Series C Preferred Shares.

The Company's principal offices are located at 1660 South Albion Street,
#723, Denver, Colorado 80222.   Its telephone number at such address is (303)
753-6512.   These offices consist of 404 square feet on a month to month lease with a lease payment of $491.08 per month.

There are presently outstanding 3,575,000 Common Shares, 1,975,000 A Warrants, 1,400,000 B Warrants and 1,400,000 C Warrants. As a result, up to 4,075,000 Common Shares will be outstanding upon completion of this Offering. This does not include any Common Shares which may be issued upon subsequent
exercise of the Class A, B or C Warrants.    See "DILUTION", "DESCRIPTION OF
SECURITIES" and "CERTAIN TRANSACTIONS."

Employees. As of the date of this Prospectus, the Company has one full time and no part time employees. See "RISK FACTORS."

The Company will, as operations demand, sub-contract the balance of its personnel through independent contractors or hire additional employees.

Competition.   There is significant competition in the mortgage industry.
The Company competes with established companies and other entities (many of
which possess substantially greater resources than the Company).   Almost all
of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now
has, or will have in the foreseeable future.   It is also likely that other
competitors will emerge in the near future.   There is no assurance that the
Company will continue to compete successfully with other established mortgage
companies.   The Company shall compete on the basis of price.  Inability to compete successfully might result in increased costs, reduced yields and
additional risks to the investors herein.   See "The Company - Competition."

Merger with RC Capital, Inc.. On August 28, 1998, RC Capital, Inc., a Colorado corporation was merged into the Company. In exchange for all of the outstanding Common Shares of RC Capital, Inc., the shareholders of RC Capital, Inc. were issued 10,000 B Units of the Company. RC Capital commenced operations in August, 1997 and with its retail home improvement business beginning in January 2, 1998.


-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

General. The net proceeds of this Offering will be used for working capital purposes, including payment of employee compensation and other general and
administrative expenses.   The net proceeds of the offering are intended to
be applied over the next six months.

The Company is engaged in the generation of prime and sub-prime home improvement contract mortgages, construction of home improvement contracts and the generation of commercial contracts for which the Company derives consulting fees from material suppliers and contractors as well as profits
from the construction and sale of the property.   The Company conducts the
above business through two segments, American Better Homes and Commercial
Exterior Consultants.   Providing the successful conclusion of this offering,
the Company intends to pool mortgages for sale to third party financial institutions utilizing the Company's capital and existing warehouse lines of credit. The business of each of the segments are not seasonal to any significant extent.

Through its division, American Better Homes, the Company generates prime and sub-prime home improvement mortgages which it sells to third party financial institutions such as Empire Financial Corp., First Plus Mortgage, Greentree Financial, Money Store and Beneficial Finance upon completion of the contract for home improvement. The Company is engaged, through direct consumer marketing, in the sale and installation of siding and related exterior home improvement products. The Company's customers pay for installation of siding and related products in cash upon completion of the work, or by third party
installment or revolving financing arranged by the Company.   In credit
arrangements by third parties, the Company does not assume any credit risk and receives the full amount of contract price. Each customer who enters into a credit arrangement with a third party installment lending institution is required to deliver to the Company a financing statement and a mortgage on the customer's home to secure the contract price. All such financing statements and mortgages are assigned by the Company to the lending
institution with recourse to the Company.   The lending institution
furnishing such financing approves the customer's credit in advance and remits the full amount of the contract price to the Company upon completion
of installation.   Most of the mortgages are seconds financed under the FHA
Title One program.   The full amount of the job is paid to the Company from
which all costs are deducted with the remainder as profit to the Company.

Through its division, Commercial Exterior Consultants, the Company generates commercial application of siding and related projects and earns revenue and fees through the introduction of the contractor to the supplier of material
and for the introduction of the job to the contractor.   To date, from August
1997, this division has delivered orders for approximately $235,000 in
material and $940,000 in aggregate amount of jobs.   The Company earns a fee
of 5% on material shipments as well as the entire job.   In many instances,
the Company will arrange for the construction of the job and will generally derive a profit of 15% to 20% after sale of the property to previously
obtained permanent financing.   Commercial jobs mostly fall in a range of
$200,000 to $1,500,000.

The Company, at the successful completion of this offering, intends to enter the business of lending on mortgages, pooling the mortgages and selling the mortgages to financial institutions or packaging them for sale on the open
market.   In addition to the mortgages generated internally by the activities described above, the Company will actively solicit mortgages from other sources.


----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties. Demand for the Company's services will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the generation of prime and sub-prime home improvement contract mortgages, construction of home improvement contracts and the generation of commercial contracts for which the Company derives consulting fees from material suppliers and contractors as well as profits from the construction and sale of the property.

In addition, the outcome of this offering is uncertain. The lack of sales of this offering would negatively impact the Company's ability to successfully continue operations.

Capital and Source of Liquidity. The Company currently has no material commitments for capital expenditures. The Company intends to use a majority of the proceeds of this offering for working capital and to expand operations. If this offering is not successful, the Company's cash flow will be negatively affected if the expenditures are attempted.

The Company recently completed an offering of its B units pursuant to Rule 504 of the Securities Act of 1933. Pursuant to the offering, the Company sold 65,000 B Units for the aggregate purchase price of $2.00 per B Unit or $130,000.

The Company expects that the net proceeds from its recent offering, this Offering and the cash flow from operations will be sufficient to allow the Company to meet the expected growth in demand for its products and services. However, there can be no assurance that sufficient capital will be raised or that future product sales will meet the Company's growth expectations.
Should either of these fail to occur, the Company may elect to (i) reduce the planned expansion of operations or (ii) pursue other financing alternatives. Implementation of either of the foregoing options could delay or diminish the Company's planned growth and adversely affect its profitability.

Management is of the opinion that its current working capital and anticipated funds from operations are sufficient to meet its cash requirements for moderate growth in the year ahead. However, in order to achieve the Company's plans for growth, additional capital is required.

On a long term basis, liquidity is dependent on increased revenues from
operations, additional infusions of capital and debt financing.   The Company
believes that additional capital and debt financing in the short term will allow the Company to commence its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   Since inception, the Company has not generated any
revenues.   The Company intends to pursue the operations of the company it
recently acquired, RC Capital, Inc.   For the year ended June 30, 1998, on a
proforma basis, the Company had a net loss of $77,857. The Company has net sales of $132,365 and cost of sales of $73,497. General and administrative expenses were $135,677 for the year ended June 30, 1998 which consisted primarily of advertising ($10,432), commissions ($41,201), insurance ($2,424), legal ($19,585), office expense ($10,834), rent ($17,004), telephone ($10,504) Officer draw and expenses ($11,435) and other miscellaneous expenses ($12,218).

The Company shall seek to maintain low operating expenses while trying to expand operations and increase operating revenues. The Company is focusing
on maintaining a low cost administrative approach.   However, increased
marketing expenses will probably occur in future periods as the Company attempts to further increase its marketing and sales efforts.

---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The principal executive officers and directors of the Company are as follows:

Name                         Position                 Term(s) of Office
W. Ross C. Corace       President, Treasurer           July 27, 1998
 age 57                      Director

Samuel C. Cummings       Senior Vice President         July 27, 1998
 age 46                     Secretary, Director

Robert L. Fedelleck          Director                  July 27, 1998
  age 54

W. Ross C. Corace has been President, Treasurer and a Director of Makepeace
Capital Corp. since August, 1998.   Mr. Corace was President, Treasurer and a
Director of RC Capital, Inc., a mortgage company, from July of 1997 until it
was merged into the Company in July, 1998.   Mr. Corace was President of
Foxmorr Industries, Ltd., a publicly held corporation from December 14, 1981
until its purchase by General Pacific Corp. in June, 1997.   Mr. Corace was
President of Commodity Resources, Inc., a publicly held corporation from
September 7, 1977 until completion of its merger with Tri-Valley Oil and Gas
Company in July 1981.   From 1974 to present, Mr. Corace has served as
President of Medusa Management Corp., a privately held investment company.
Mr. Corace received a BBA degree in Business Administration from Ohio
University in 1963.

Samuel C. Cummings has been Secretary and a Director of Makepeace Capital
Corp. since August, 1998.   Mr. Cummings was Secretary and a Director of RC
Capital, Inc., a mortgage company, from July, 1997 until it was merged into
the Company in August, 1998.   Since 1972, Mr. Cummings has held various
positions in the building materials and home improvement business.   Mr.
Cummings attended San Antonio College with a major in Business
Administration.

Robert L. Fedelleck.   Mr. Fedelleck has been a Director of Makepeace Capital
Corp. since August, 1998. Mr. Fedelleck was a Director of RC Capital, Inc., a
mortgage company, from January 2, 1998 until it was merged into the Company
in July, 1998.   From May of 1998 to present, Mr. Fedelleck has been vice-
president of Professional Siding, Inc., a Denver based commercial siding and
window company.   From 1971 to May, 1998, Mr. Fedelleck was President and
sole owner of Three Crowns Distributing, Inc., a Denver based retail home
improvement siding and window company.   Mr. Fedelleck received his high
school diploma from Central High School in Grand Junction, Colorado.

                              SUMMARY COMPENSATION TABLE

                                                                             Long Term Compensation
                       Annual Compensation                             Awards                 Payouts
(a)                    (b)              (c)        (d)        (e)        (f)          (g)       (h)        (i)
                                                             Other                                         All
Name                                                         Annual   Restricted                LTIP      Other
and                                                          Compen-    Stock       Options/    Pay-     Compen-
Principal                              Salary     Bonus      sation     Awards       SARs       Outs     sation
Position(1)            Year             ($)        ($)        ($)        ($)          ($)       ($)        ($)

W. Ross C. Corace
President/CEO          1998               -         -          -          -            -          -         -

Samuel Cummings
Secretary              1998            $52,000      -          -          -            -          -         -

Board of Directors Compensation. Members of the Board of Directors will receive $500 per meeting if said Directors are not separately compensated by the Company and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by the Company. Director liability insurance may be provided to all members of the Board of Directors. No differentiation is made in the compensation of "outside directors" and those officers of the Company serving in that capacity.

Conflicts of Interest Policy. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Company's Board of Directors. The Bylaws of the Company provide that no such transactions by the Company shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Company or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to the Company at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Company or a committee thereof which approves such transactions.

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Texas, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues. INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.


------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

Preferred Shares retired.   In August 1998, Gencorp Enterprises, Inc., a
company controlled by Geneva A. Corace, wife of W. Ross C. Corace, agreed to return 10,000 Series C Preferred Shares to the treasury of the Company. These 10,000 Series C Preferred Shares have been canceled on the books and records of the Company.

During the year ended June 30, 1998, the Company (on a proforma basis) received gross cash working capital advances from its president amounting to
$41,612 and made cash repayments of the advances aggregating $37,346.   The
balance of the advances at June 30, 1998 amounted to $4,266 and is expected to be repaid currently without interest.

During the year ended June 30, 1998, the Company (on a proforma basis) received gross cash working capital advances from an entity controlled by the Company's president amounting to $155,591. The balance of the advances outstanding at June 30, 1998 is expected to be repaid currently without interest.

Additionally, during the year ended June 30, 1998, the Company, (on a proforma basis) made a $9,000 cash advance to an entity controlled by the Company's president. The balance of the uncollateralized advance is expected to be repaid by the entity currently without interest.

----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 4,075,000 Common Shares outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

                   Shareholdings at Date of
                      This Memorandum

                                                                              Percentage of
                                                                               Outstanding
                                                                                Shares as
                                                                                 Adjusted
                                                                                 to Reflect
                                                           Percentage           Conclusion
                                  Number & Class            Prior to               of the
Name and Address                  of Shares(1)(4)           Offering              Offering


W. Ross C Corace                     100,000                  2.80%               2.45%
1570 S. York Street                 3,118,796(2)             87.24%              76.53%
Denver, Colorado 80210                10,000(3)                .28%                .25%

Geneva A. Corace(2)(3)                10,000                   .28%                .25%
1570 S. York Street                3,118,796(2)              87.24%              76.53%
Denver, Colorado 80210               100,000(2)               2.80%               2.45%

Samuel C. Cummings                    25,000                   .70%                .61%
2040 S. Oneida Street
Suite 100
Denver, Colorado 80224

Robert L. Fedelleck                   20,000                   .56%                .49%
318 S. 24th Avenue
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(3)       3,118,796(2)              87.24%              76.53%
1660 South Albion Street, #723
Denver, Colorado 80222
 .
All Officers and Directors
as a Group (3 persons)             3,273,796                 91.57%              80.34%

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract,
arrangement, understanding, relationship or otherwise.   Unless otherwise
indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

(2) Gencorp Enterprises, Inc. is controlled by Geneva Corace, wife of W. Ross
C. Corace, the Company's President. As a result, Mr. Corace and Geneva A. Corace would be deemed to be the beneficial owners of these Common Shares. Assuming all of the 446,572 B Warrants and 446,572 C Warrants owned by Gencorp Enterprises, Inc. were exercised, Gencorp Enterprises, Inc. would
directly own 4,011,940 Common Shares (45.33%).   Geneva A. Corace and W. Ross
C. Corace would indirectly and directly own a total of 4,121,940 Common Shares or .46.58% of the then outstanding 8,850,000 Common Shares assuming all A, B and C Warrants were exercised.

(3) Geneva A. Corace is wife of W. Ross C. Corace, the Company's president. As a result, Mr. Corace would be deemed to be the beneficial owner of these Common Shares. Assuming all of the 10,000 A Warrants owned by Geneva A. Corace were exercised, Geneva A. Corace and W. Ross C. Corace would indirectly and directly own a total of 4,121,940 Common Shares or .46.58% of the then outstanding 8,850,000 Common Shares assuming all A, B and C Warrants were exercised.

There are currently 1,475,000 A Warrants outstanding. The following tabulates holdings of A Warrants of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the A Warrants and, in addition, by all directors and officers of the Company individually and as a group.

                                                                              Percentage of
                                                                               Outstanding
                                                                                Shares as
                                                                                 Adjusted
                                                                                 to Reflect
                                                           Percentage           Conclusion
                                  Number of Prior to        prior to               of the
Name and Address                  A Warrants(1)(4)           Offering            Offering

W. Ross C Corace
1570 S. York Street                  446,572(2)              30.28%              22.61%
Denver, Colorado 80210                10,000(3)                .68%                .51%

Geneva A. Corace(2)(3)                10,000                   .68%                .51%
1570 S. York Street                  446,572(2)              30.28%              22.61%
Denver, Colorado 80210

Samuel C. Cummings                         0                     0%                  0%
2040 S. Oneida Street, Suite 100
Denver, Colorado 80224

Robert L. Fedelleck
318 S. 24th Avenue                         0                     0%                  0%
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(3)       446,572(2)                 30.28%              22.61%
1660 South Albion Street, #723
Denver, Colorado 80222

Lorain Capital Corp.               597,436                    40.50%                  0%
2618 SW 23rd Terrace, Suite 102
Fort Lauderdale, FL 33312

American Prepaid
   Legal Services, Inc.            355,992                    24.14%                  0%
2618 SW 23rd Terrace, Suite 102
Fort Lauderdale, FL 33312

All Officers and Directors
as a Group (3 persons)             456,572(2)                 30.86%              23.12%

(1) Gencorp Enterprises, Inc. is controlled by Geneva Corace, wife of W. Ross
C. Corace, the Company's President. As a result, Mr. Corace and Geneva A. Corace would be deemed to be the beneficial owners of these A Warrants.

(2) Geneva A. Corace is wife of W. Ross C. Corace, the Company's president. As a result, Mr. Corace would be deemed to be the beneficial owner of A Warrants.

There are currently 1,400,000 B Warrants outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the B Warrants and, in addition, by all directors and officers of the Company individually and as a group.

W. Ross C Corace
1570 S. York Street                  446,572(1)              31.90%              31.90%
Denver, Colorado 80210

Geneva A. Corace(2)(3)               446,572(1)              31.90%              31.90%
1570 S. York Street
Denver, Colorado 80210

Samuel C. Cummings                         0                     0%                  0%
2040 S. Oneida Street
Suite 100
Denver, Colorado 80224

Robert L. Fedelleck
318 S. 24th Avenue                         0                     0%                  0%
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(3)       446,572(1)                 31.90%              31.90%
1660 South Albion Street, #723
Denver, Colorado 80222

Lorain Capital Corp.               597,436                    42.67               42.67%
2618 SW 23rd Terrace, Suite 102
Fort Lauderdale, FL 33312

American Prepaid
   Legal Services, Inc.            355,992                    25.43%              25.43%
2618 SW 23rd Terrace, Suite 102
Fort Lauderdale, FL 33312


All Officers and Directors
as a Group (3 persons)             456,572                    31.90%              31.90%

(1) Gencorp Enterprises, Inc. is controlled by Geneva Corace, wife of W. Ross
C. Corace, the Company's President. As a result, Mr. Corace and Geneva A. Corace would be deemed to be the beneficial owners of these B Warrants.


There are currently 1,400,000 C Warrants outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the C Warrants and, in addition, by all directors and officers of the Company individually and as a group.

W. Ross C Corace
1570 S. York Street                  446,572(1)              31.90%              31.90%
Denver, Colorado 80210

Geneva A. Corace(2)(3)               446,572(1)              31.90%              31.90%
1570 S. York Street
Denver, Colorado 80210

Samuel C. Cummings                         0                     0%                  0%
2040 S. Oneida Street
Suite 100
Denver, Colorado 80224

Robert L. Fedelleck
318 S. 24th Avenue                         0                     0%                  0%
Brighton, Colorado 80601

Gencorp Enterprises, Inc.(3)       446,572(1)                 31.90%              31.90%
1660 South Albion Street, #723
Denver, Colorado 80222

Lorain Capital Corp.               597,436                    42.67               42.67%
2618 SW 23rd Terrace, Suite 102
Fort Lauderdale, FL 33312

American Prepaid
   Legal Services, Inc.            355,992                    25.43%              25.43%
2618 SW 23rd Terrace, Suite 102
Fort Lauderdale, FL 33312

All Officers and Directors
as a Group (3 persons)             456,572                    31.90%              31.90%

(1) Gencorp Enterprises, Inc. is controlled by Geneva Corace, wife of W. Ross
C. Corace, the Company's President. As a result, Mr. Corace and Geneva A. Corace would be deemed to be the beneficial owners of these C Warrants.


----------------------------------------------------------
         SHARES ELIGIBLE FOR FUTURE SALE
----------------------------------------------------------

The Company currently has 3,575,000 shares of Common Stock outstanding. Of these, 3,200,000 Common Shares are "restricted securities" and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of the Company's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company
may sell is not so limited.   Nonaffiliates may each sell without limitation
shares held for three years. The Company will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of the Company's Shares in the over-
the-counter market, should a market develop.   Prior to this offering there
has been no public market for the Common Stock of the Company.   The effect,
if any, of a public trading market or the availability of shares for sale at
prevailing market prices cannot be predicted.   Nevertheless, sales of
substantial amounts of shares in the public market could adversely effect prevailing market prices.

----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED	STOCKHOLDER MATTERS
----------------------------------------------------------

Prior to this Offering, there has been no market for the Company's common
stock.   Upon successful completion of this offering, the Company intends to apply to have its common stock traded on the Electronic Bulletin Board.

Holders.   The approximate number of holders of record of the Company's .001 par value common stock, as of June 30, 1998 was seven.

Dividends.   Holders of the Company's common stock are entitled to receive such dividends as may be declared by its Board of Directors.

Broker-Dealer Sales of Company Securities.    Until the Company successfully
obtains a listing on the NASDAQ quotation system, if ever, the Company's securities may be covered by Rule 15g-2 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual
income exceeding $200,000 or $300,000 jointly with their spouse).   For
transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in designated securities, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph
(ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written
statement.   A designated security means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system;
(iii) that has a price of five dollars or more or . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market.


----------------------------------------------------------
                       TERMS OF OFFERING
----------------------------------------------------------

Plan of Distribution.  The Company hereby offers up to 500,000 B Units at the
purchase price of $5.00 per B Unit.   The B Units are being offered on a
"best efforts" basis by the Company (employees, officers and directors) and possibly selected broker-dealers. No sales commission will be paid for B Units sold by the Company. Selected broker-dealers shall receive a sales commission of up to 10% for any B Units sold by them. The Company reserves
the right to withdraw, cancel or reject an offer in whole or in part.   The B
Units offered hereby will not be sold to insiders, control persons, or affiliates of the Company.

Determination of Offering Price.   The offering price and other terms of the
B Units were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.

Offering Procedure.   This Offering will terminate on or before June 30,
1999. In the Company's sole discretion, the offering of Units may be extended for up to three Thirty day periods, but in no event later than September 30, 1999.

Subscription Procedure. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser or by the soliciting broker/dealer before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Units or copies of subscribers confirmations.

No Escrow Account.   There is no minimum offering amount and no escrow
account. As a result, any and all offering proceeds will be deposited directly into the operating account of the Company.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

The Company's articles of incorporation authorize it to issue up to
100,000,000 Common Shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common Stock. There are presently outstanding 3,575,000 Common Shares. As a result, up to 4,075,000 Common Shares will be outstanding upon completion of this Offering.

Holders of Common Shares of the Company are entitled to cast one vote for
each share held at all shareholders meetings for all purposes.   There are no
cumulative voting rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Preferred Stock.   The Company is authorized to issue 20,000,000 shares of
preferred stock, par value of $.001. The preferred stock is divided into Series A, Series B and Series C preferred stock which shall have all the same rights and privileges except voting rights as expressly set forth below:

   Series A preferred shares which consist of 10,000,000 shares, have no voting rights.

   Series B preferred shares which consist of 9,990,000 shares, have no voting rights.

   Series C preferred shares which consist of 10,000 shares, are entitled to vote fifty (50% percent of the stockholder voting rights. Each holder of preferred stock, Series C, shall be entitled to one vote for each share of preferred stock, Series C, held.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of the Company, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of the Company and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed and the Articles of Incorporation shall not be amended in this particular.

B Units. The Company has authorized the issuance of 610,000 B Units.  There
are currently outstanding 75,000 B Units.   Each B Unit consists of One
Common Share of the Company and one A Warrant.

Warrants.    The Company authorized the issuance of 2,010,000 A Warrants,
1,400,000 B Warrants and 1,400,000 C Warrants. There are currently outstanding, 1,475,000 A Warrants, 1,400,000 B Warrants and 1,400,000 C
Warrants.    The A Warrants are exercisable into one common share at the
purchase price of $5.00.   The A Warrants shall be exercisable for a period
of four years after registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per A Warrant upon thirty days notice. The B Warrants are exercisable into one common share at the
purchase price of $7.50.   The B Warrants shall be exercisable for a period
of four years after registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per B Warrant upon thirty days notice. The C Warrants are exercisable into one common share at the
purchase price of $10.00.   The C Warrants shall be exercisable for a period
of four years after registration with the Securities and Exchange Commission and shall be redeemable by the Company at $.001 per C Warrant upon thirty days notice.

Transfer Agent. Signature Stock Transfer, Inc. acts as transfer agent for the Company.


-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by J. M. Walker, Attorney-At-Law, in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Texas, as amended and the representations by the management of the Company that appropriate action under Texas law has been taken by the Company.

--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------

The Company is not involved in any legal proceedings as of the date of this Prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Index to Financial Statements

American/National Trucking, Inc.
        Independent Auditor's Report dated July 23, 1998
        Balance Sheet for the year ended June 30, 1998
        Statement of Operations for Years Ended June 30, 1998 and 1997
           And for the period from inception (March 18, 1994)
           to June 30, 1998
        Statement of Changes in Stockholders' Equity
           For the Period from Inception (March 18, 1994) to June 30, 1998 Statements of Cash Flows
          Years Ended June 30, 1998 and 1997
          For the period from Inception (March 18, 1994) to June 39, 1998 Notes to Financial Statements

PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited)
        Pro forma Combined Balance Sheet as of June 30, 1998
        Pro Forma Combined Statement of Operations for the
            Year Ended June 30, 1998

RC Capital, Inc.
        Independent Auditor's Report dated August 14, 1998
        Balance Sheet as of June 30, 1998
        Statement of Operations For the
            Year Ended June 30, 1998
        Statement of Changes in Stockholders' Equity
           For The Year Ended June 30, 1998
        Statements of Cash Flows For The
          Year Ended June 30, 1998
        Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
American/National Trucking, Inc.


We have audited the balance sheet of American/National Trucking, Inc. (a development stage company) as of June 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the years ended June 30, 1998 and 1997, and the period from March 18, 1994, (date of inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of American/National Trucking, Inc. (a development stage company), as of June 30, 1998, and the results of its operations and cash flows for years ended June 30, 1998 and 1997, and the period from March 18, 1994, (date of inception) to June 30, 1998, in conformity with generally accepted accounting principles.




                   	    James E. Scheifley & Associates, P.C.
                          Certified Public Accountants

Denver, Colorado
July 23, 1998

                     American/National Trucking, Inc.
                         (A Development Stage Company)
                       Balance Sheet
                       June 30, 1998

                          ASSETS
Current assets:
  Cash                                                        $          -
                                                              ------------
      Total current assets                                               -

                                                              $          -
                                                              ============


                   STOCKHOLDERS' EQUITY

Commitments and contingencies

Stockholders' equity:
 Preferred stock, $.001 par value                                       -
    Series A, 10,000,000 shares authorized
       no voting rights
    Series B, 9,990,000 shares authorized
       no voting rights                                                 -
    Series C, 10,000 shares authorized
       50% voting rights, one vote per share
       10,000 outstanding                                              10

 Common stock, $.001 par value,
 100,000,000 shares authorized,
  3,500,000 shares issued and outstanding                           3,500
 (Deficit) Accumulated deficit
   during development stage                                        (3,510)
                                                               -----------
                                                                        -
                                                               -----------
                                                               $        -




     See accompanying notes to financial statements.

          American/National Trucking, Inc.
          (A development stage company)
             Statement of Operations
Years Ended June 30, 1998 and 1997
    And for the period from inception (March 18, 1994)
            to June 30, 1998

                                                                Period From
                                                               Inception to
                                   June 30,        June 30,        June 30,
                                    1998             1998            1998
                                   --------        --------    -------------

Operating expenses                  $      -        $     -      $  3,510
                                    --------        -------      --------
(Loss) from operations and net
    (loss)                          $      -        $     -      $ (3,510)
                                    ========        =======      ========

Per share information:
  Basic (loss per common share      $      -        $     -      $      -
                                    ========        ========     ========

Weighted average shares
   outstanding                     3,500,000      3,500,000     3,500,000
                                   =========      =========     =========




See accompanying notes to financial statements.

                  American/National Trucking, Inc.
                   (A Development Stage Company)
              Statement of Changes in Stockholders' Equity
  For the Period from Inception (March 18, 1994) to June 30, 1998

                                                                                     Deficit
                                                                                   Accumulated
                                         Common Stock                 Paid-in    During Develop-
                                      Shares          Amount          Capital      ment Stage          Total
                                      -----------------------        ---------   ----------------    ---------

Shares issued at inception for
 services @ $.001 per share           3,500,000      $ 3,500          $     -       $    (3,500)       $    -

Net (loss) for the period ended
   June 30, 1994
                                      ---------      -------          -------       ------------       -------

Balance, June 30, 1994 through 1998   3,500,000        3,500                -            (3,500)             -
                                      =========      =======          =======       ===========        =======




See accompanying notes to financial statements.

        American/National Trucking, Inc.
        (A Development Stage Company)
          Statements of Cash Flows
          Years Ended June 30, 1998 and 1997
    For the period from Inception (March 18, 1994) to June 39, 1998


                                                                                           Period from
                                                                                          Inception to
                                                          June 30,         June 30,          June 30,
                                                           1998             1997               1998


Net income (loss)                                     $        -            $      -        $    (3,500)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Services provided for common stock                         -                   -              3,500
                                                      ----------            --------        -----------
  Total adjustments                                            -                   -              3,500
  Net cash provided by (used in)
     operating activities                                      -                   -                  -

Increase (decrease) in cash                                    -                   -                  -
Cash and cash equivalents,
 beginning of period                                           -                   -                  -
                                                      ----------            --------        -----------
Cash and cash equivalents,
 end of period                                         $       -            $      -         $        -
                                                      ==========            ========        ===========



Supplemental cash flow information:
   Cash paid for interest                                $     -            $      -         $        -
   Cash paid for income taxes                            $     -            $      -         $        -


    See accompanying notes to financial statements.

American/National Trucking, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1. Organization

The Company was incorporated on March 19, 1994 in the State of Texas. The Company is in the development stage and its intent is to seek a suitable
merger partner.   The Company has had no significant business activity to
date and has chosen June 30 as a year end.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

       Loss per share
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") opinion No. 15, "Earnings Per Share."
The statement is effective for financial statements issued for periods ending
after December 15, 1997.   Among other changes, SFAS No. l 128 eliminates the
presentation of primary earnings per share and replaces it with basic earning per share for which common stock equivalents are not considered in the
computation.   It also revises the computation of diluted earnings per share.
The Company has adopted SFAS No. 128 and there is not material impact to the Company's earnings per share, financial condition, or results of operations.

The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128..

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Common stock equivalent are excluded from the computation as their effect
would be anti-dilutive.   Loss per share is unchanged on a diluted basis.

Cash and cash equivalents
Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components
of comprehensive income to be reported in the financial statements.   The
statement is effective for all periods beginning after December 15, 1997 and reclassification of financial statements of financial statements for earlier
periods will be required for comparative purposes.   To date, the Company has
not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.


Note 2.  Stockholders' Equity.

At its inception, the Company issued 3,500,000 shares of its $.001 par value common stock to affiliates for services valued at their fair market value of $3,500 based upon the value of the services provided.

Note 6. Income taxes

The Company currently has net operating loss carryforward amounting to $3,500
which expires in 2009.   The Company is unable to predict future taxable
income whereby it could utilize this carryforward and therefore the deferred tax asset related to the loss carryforward ($525) has been fully reserved.

PRO FORMA COMBINED FINANCIAL INFORMATION
(Unaudited)


On August 26, 1988 the controlling shareholder of RC Capital, Inc. (RC) agreed to purchase 3,200,000 shares of the issued and outstanding shares of American/National Trucking, Inc. (American) and to file articles of merger between the companies. In connection with the merger, American effected a change of its corporate identity to Makepeace Capital Corp. Additionally in connection with the merger, all of the issued and outstanding shares of RC Capital, Inc. were exchanged for 10,000 units of Makepeace securities. Each unit consists of 1 share of common stock and an option to purchase one share of common stock at an exercise price of five dollars. The unaudited pro forma combined statement of operations assumes that the transaction occurred on July 1, 1997 and is presented for the year ended June 30, 1998. The unaudited pro forma combined balance sheet reflects the combination of the Company's balance sheet with RC's balance sheet as of June 30, 1998.

The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would actually have occurred if the transaction had been in effect on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that the Registrant believes are reasonable in the circumstances.

The pro forma information should be read in conjunction with the Company's June 30, 1998 financial statements and notes thereto contained in the Registration Statement of Form SB-2 dated August
28,1998.

The transaction is accounted as a reverse merger and therefore, the accumulated deficit and operating activities of American are eliminated. There is no adjustment made to the carrying values of any of the assets or liabilities of RC in connection with the reverse merger.

Pro forma adjustments to reflect the merger of the companies gives effect to the following:

(1) To record the payment of $30,000 of the Company's funds to the certain shareholders of American with a corresponding adjustment to amounts due from related parties.


(2) To record the conversion of notes payable and notes payable - related parties into new shares of Makepeace for the portion of such notes payable for which Makepeace has received subscription agreements from the note holders at a conversion rate of $2.00 per share.

(3) To reclassify a portion of common stock issued to additional paid in capital.

Makepeace Capital Corp. /  RC Capital, Inc.
Pro Forma Combined Balance Sheet
       As of June 30, 1998
           (Unaudited)

                                                            Pro Forma       Pro Forma
                                  Makepeace   RC Capital   Adjustments       Combined
Assets
Current Assets:
Cash                              $    -      $ 57,220    $      -          $  57,220
Accounts receivable - related par      -    -    9,000         30,000 (1)      39,000
                                  ----------- -----------  ----------       ---------
Total current assets                   -        66,220         30,000          96,220

Property and equipment, net            -        17,951                         17,951

Deposits                               -        35,000        (30,000) (1)      5,000
Organization costs                     -         1,458                          1,458
Goodwill                                                                          -
                                   ---------- --------      ----------      ---------
                                       -       120,629           -            120,629
                                   ========== ========      ==========      =========
Liabilities and stockholders' equity
Current liabilities:
Notes payable                          -        15,000        (15,000) (2)       -
Current portion of long-term debt      -         2,430                          2,430
Accounts payable                       -         4,181           -              4,181
Loan payable - related party           -       155,591        (80,000) (2)     75,591
Loan payable - officer                 -        13,266           -             13,266
                                   --------   ---------      ---------       --------
Total current liabilities              -       190,468        (95,000)         95,468

Long-term debt                         -         7,018           -              7,018

Common stock                          3,500      1,000           (943) (2) (3)  3,557
Additional paid-in capital             -          -            92,443    (3)   92,443
(Deficit)                            (3,500)   (77,857)         3,500         (77,857)
                                   ----------  --------       --------      ---------
Total stockholders' equity             -    -  (76,857)        95,000          18,143
                                   ----------  --------       --------      ---------
                                       -       120,629           -            120,629
                                   ==========  ========       ========      =========


Makepeace Capital Corp. /  RC Capital, Inc.
Pro Forma Combined Statement of Operations
  Year Ended June 30, 1998
        (Unaudited)

                                                     Pro Forma      Pro Forma
                             Makepeace   RC Capital Adjustments     Combined

Net sales                   $     -       $ 132,365   $    -        $ 132,365
Cost of sales                     -          73,497        -           73,497
                            ---------     ---------   ----------    ---------
Gross profit                      -          58,868        -           58,868

General and administrative        -         135,677        -          135,677
Interest (income)                 -             (80)       -
(80)
Interest expense                  -           1,128        -            1,128
                             --------     ---------   ----------     --------
Net income before taxes           -         (77,857)       -
(77,857)
Taxes on income                   -            -           -             -
                             --------     ---------   ----------     --------
Net income (loss)            $    -       $ (77,857)  $    -
$(77,857)
                             ========     =========   ==========     ========

Basic income per share       $    -                   $    -         $
(0.02)
                             ========                 ==========    =========
Weighted average shares      3,500,000                   57,500
3,557,500
                             =========                ==========    =========

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
RC Capital, Inc.


We have audited the balance sheet of RC Capital, Inc. as of June 30, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of RC Capital, Inc. as of June 30, 1998, and the results of its operations and cash flows for year ended June 30, 1998, in conformity with generally accepted accounting principles.




                          James E. Scheifley & Associates, P.C.
                          Certified Public Accountants

Denver, Colorado
August 14, 1998

                     RC Capital, Inc.
                       Balance Sheet
                       June 30, 1998

                          ASSETS
Current assets:
  Cash                                                        $     57,220
  Accounts receivable, related party                                 9,000
                                                              ------------
      Total current assets                                          66,220

Property and equipment, at cost, net of
  accumulated depreciation of $4,025                                17,951

Deposits                                                            35,000
Organization costs, net of amortization of $292                      1,458
                                                               -----------
                                                               $   120,629
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                             $     2,430
  Notes payable                                                     15,000
  Accounts payable                                                   4,181
  Loan payable - related party                                     155,591
  Loan payable - officer                                            13,266
                                                               -----------
      Total current liabilities                                    190,468

Long-term debt                                                       7,018

Stockholders' equity:
 Common stock, no par value,
 50,000 shares authorized,
  1,000 shares issued and outstanding                               1,000
 Accumulated deficit                                              (77,857)
                                                               -----------
                                                                  (76,857)
                                                               -----------
                                                               $  120,629
</TABLE?




     See accompanying notes to financial statements.






          RC Capital, Inc.
      Statement of Operations
      Year Ended June 30, 1998

                                          1998

Sales                                $    132,365
Cost of sales                              73,497
                                     ------------
Gross profit                               58,868

Other costs and expenses:
 General and administrative               135,677
                                      -----------
(Loss) from operations                    (76,809)

Other income and (expense):
 Interest income                               80
 Interest expense                          (1,128)
                                      -----------
                                           (1,048)
                                      -----------
(Loss) before income taxes                (77,857)
Provision for income taxes                   -
                                      -----------
  Net (loss)                         $    (77,857




See accompanying notes to financial statements.

        RC Capital, Inc.
Statement of Changes in Stockholders' Equity
    Year Ended June 30, 1998

                                                                      Common
                                         Common Stock                 Stock        Accumulated
                                      Shares          Amount        Subscribed      (Deficit)         Total

Balance at inception, July 22, 1997       -           $  -           $   -         $    -            $      -

Common stock sold for cash               1,000          1,000                                           1,000

Net (loss) for the year                                                              (77,857)         (77,857)
                                       -------        -------        -------        --------         --------
Balance, June 30, 1998                   1,000        $ 1,000        $   -          $(77,857)        $(77,857)




See accompanying notes to financial statements.

              RC Capital, Inc.
          Statements of Cash Flows
          Year Ended June 30, 1998

                                                           1998

Net income (loss)                                     $  (77,857)
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
   Depreciation and amortization                           4,317
Changes in assets and liabilities:
    Increase (decrease) in accounts payable                4,181
                                                      ----------
       Total adjustments                                   8,498
                                                      ----------
  Net cash (used in)
   operating activities                                  (69,359)

Cash flows from investing activities:
   Increase in deposits                                  (35,000)
   Loan to related party                                  (9,000)
   Payment of organization costs                          (1,750)
   Acquisition of plant and equipment                    (10,870)
                                                      ----------
Net cash (used in) investing activities                  (56,620)

Cash flows from financing activities:
   Repayment of long-term debt                            (1,658)
   Proceeds from the sale of common stock                  1,000
   Proceeds from notes payable                            15,000
   Advances from related party                           155,591
   Advances from officer                                  13,266
                                                      ----------
  Net cash provided by
   financing activities                                  183,199
                                                      ----------
Increase (decrease) in cash                               57,220
Cash and cash equivalents,
 beginning of period                                        -
                                                      ----------
Cash and cash equivalents,
 end of period                                         $  57,220



See accompanying notes to financial statements.

                    RC Capital, Inc.
                Statements of Cash Flows
                Year Ended June 30, 1998

                                                           1998

Supplemental cash flow information:
   Cash paid for interest                                $  1,128
   Cash paid for income taxes                            $   -

Non-cash investing and financing activities:
   Assets acquired by issuance of long-term debt         $ 11,106



    See accompanying notes to financial statements.

RC Capital, Inc.
Notes to Financial Statements
June 30, 1998


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Colorado in July 1997. The Company is engaged in the business of the installation of commercial and residential window and siding products in the western United States.

     Property, Plant and Equipment:
Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the straight-line method. Estimated useful lives range from 3 to 5 years for furniture and fixtures and equipment.

     Revenue Recognition:
Revenue is recognized at the time the product is delivered or the service is performed.

     Intangible Assets:
Intangible assets consist of the costs of organizing the Company and such costs being amortized using the straight line method over a period of 5 years. Amortization expense amounted to $292 for the year ended June 30, 1998.

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1997 and 1996 fiscal years.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     Advertising costs:
Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $10,432 for the year ended June 30, 1998.


     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and payables and accruals. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. Although the Company had customers during the year ended June 30, 1998 which accounted for in excess of 10% of the Company's total revenue, such customers are not expected to utilize the Company's services on an ongoing basis. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments



Note 2.  Property, Plant and Equipment.

Property, plant and equipment consists of the following at June 30, 1998:

Office furniture and equipment       $     6,870
Vehicle                                   15,106
                                          21,976
                                     -----------
Less accumulated depreciation             (4,025)
                                     -----------
            	                     $    17,951

Depreciation charged to operations was $4,025 for the year ended June 30, 1998. The vehicles are pledged as collateral for the underlying purchase financing contract, see Note 4.

Note 3.  Deposits.

At June 30, 1998 the Company had $30,000 on deposit with its attorney as an earnest money deposit for a proposed acquisition of a public shell company known as American/National Trucking, Inc. The shell company has had no significant activities to date. The deposit is fully refundable to the Company should the merger not be completed.

Note 4.  Stockholders' Equity.

During the year ended June 30, 1998 the Company issued 1,000 shares of its common stock for cash aggregating $1,000. The stock was issued to an immediate family member of the Company's president

Note 5. Notes payable and long term debt

During the year ended June 30, 1998, the Company received proceeds of notes due to two unrelated individuals amounting to $15,000. The uncollateralized notes have no stated interest rate and are expected to be repaid currently. The Company expects that these loans will convert to stockholders' equity in connection with a proposed re-capitalization with American/National Trucking, Inc., an inactive Texas corporation.

During the year ended June 30, 1998, the Company entered into a vehicle purchase contract which provides for monthly payments of $306 through August 2001. The contract bears interest at 14.5% per annum and is secured by the Company's vehicle. Aggregate amounts due under the contract are $2,269 in 1999, $3,098 in 2000, $3,320 in 2001 and $600 in 2002.

Note 6. Income taxes

The Company has not provided for income taxes for the year ended June 30, 1998 due to an operating loss.

The Company has a net operating loss carryforward available to offset future taxable income of approximately $77,000 which expires in the year 2013.

The Company does not anticipate the utilization of the net operating loss in the near future and has established a valuation allowance for the full amount of deferred tax asset ($15,000) estimated to arise therefrom. The reserve amount increased by approximately $15,000 during the year ended June 30, 1998.

Note 7. Related Party Transactions.

During the year ended June 30, 1998, the Company received gross cash working capital advances from its president amounting to $41,612 and made cash repayments of the advances aggregating $37,346. The balance of the advances at June 30, 1998 amounted to $4,266 and is expected to be repaid currently without interest.

During the year ended June 30, 1998, the Company received gross cash working capital advances from an entity controlled by the Company's president amounting to $155,591. The balance of the advances outstanding at June 30, 1998 is expected to be repaid currently without interest. The Company expects that $80,000 of these advances will convert to stockholders' equity in connection with a proposed re-capitalization with American/National Trucking, Inc., an inactive Texas corporation.

Additionally, during the year ended June 30, 1998, the Company made a $9,000 cash advance to an entity controlled by the Company's president.
The balance of the uncollateralized advance is expected to be repaid by the entity currently without interest.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.

The By-Laws of the Company provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Texas law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Texas law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and Distribution.

	Other expenses in connection with this offering which will be paid by Makepeace Capital Corp. (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                      3,701.45
State Securities Laws (Blue Sky) Fees and Expenses            3,500.00
Printing and Engraving Fees                                   7,500.00
Legal Fees                                                   20,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                         1,500.00
Miscellaneous                                                 2,500.00

Total                                                       $43,701.45


Item 26.	Recent Sales of Unregistered Securities.

In August, 1998, pursuant to the merger with RC Capital, Inc., the Company issued 10,000 B Units to Geneva Corace, sole shareholder of RC Capital, Inc.
Each B Unit consisted of One common share and 5 A warrants.   This issuance
was made to a sophisticated individual pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

In August, 1998, the Company conducted an offering pursuant to Rule 504 of the Securities Act of 1933 at an offering price of $2.00 per B Unit.

Name                             Total Number                     cash
                                  of B Units      Date Issued     payment

Meadow Run Farm, Inc.            50,000       August 28, 1998    $100,000
Arthur H. Bosworth                5,000       August 28, 1998     $10,000
David A. Ledden                   2,500       August 28, 1998     $5,000
Richard S. Klingenstein           2,500       August 28, 1998     $5,000
Phillip B. Foster                 2,500       August 28, 1998     $5,000
Craddock-Columbine Realty         2,500       August 31, 1998     $5,000

These sales were made pursuant to an exemption from registration pursuant to
Section 504 of Regulation D.   The offering was approved and/or exempted by
the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

Item 27.	Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Certificate of Incorporation
(3.1)             Bylaws
(3.2)             Articles of Merger between the Company and RC Capital,
                  Inc., effective August 28, 1998
(4)               Specimen certificate for Common Stock
(4.1)             Specimen Warrant certificate



(5) Consent and Opinion of Jody M. Walker regarding legality of securities registered under this Registration Statement and to the references to such attorney in the Prospectus filed as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10.1)            Joint Venture Agreement between Samuel C. Cummings and RC
                  Capital, Inc. dated August 7, 1997
(10.2)            Independent Contractor Agreement between Commercial
                  Exterior, Sam Cummings and U.S. Building Supply, Inc. dated
                  May 1, 1998
 (11)             Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable


Item 28.	Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on the 1st day of September 1, 1998.

                                       Makepeace Capital Corp.


                                        /s/ W. Ross C. Corace
                                        --------------------------------
                                        By: W. Ross C. Corace , President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                               Capacity                   Date


/s/W. Ross C. Corace          Principal Executive Officer   September 1, 1998
-------------------           Principal Financial Officer
W. Ross C. Corace                  Controller/Director

/s/Samuel C. Cummings                  Director             September 1, 1998
-------------------
Samuel C Cummings

/s/Robert L. Fedelleck                 Director             September 1, 1998
-------------------
Robert L. Fedelleck
